EXECUTION COPY









                             UNDERTAKING AGREEMENT

                          Dated as of January 26, 2001

                   as amended and restated as of May 7, 2001

                                    made by

                        CROWN CORK & SEAL COMPANY, INC.

                                 as the Parent,
                                 -- --- ------
                                  in favor of

                       THE PURCHASERS REFERRED TO HEREIN

                                      and

                                 CITIBANK, N.A.

                                    as Agent
                                    -- -----








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                               TABLE OF CONTENTS
                                                                          Page

PRELIMINARY STATEMENTS.

  SECTION 1.   Unconditional Undertaking.....................................2

  SECTION 2.   Obligations Absolute..........................................2

  SECTION 3.   Waivers and Acknowledgments...................................4

  SECTION 4.   Subrogation...................................................4

  SECTION 5.   Representations and Warranties................................5

  SECTION 6.   Covenants.....................................................7

  SECTION 7.   Payments Free and Clear of Taxes, etc........................12

  SECTION 8.   Amendments, etc..............................................13

  SECTION 9.   Addresses for Notices........................................13

  SECTION 10.  No Waiver; Remedies..........................................13

  SECTION 11.  Continuing Agreement; Assignments under Receivables
                 Purchase Agreement.........................................13

  SECTION 12.  Entire Agreement.............................................14

  SECTION 13.  Severability of Provisions...................................14

  SECTION 14.  Confidentiality..............................................14

  SECTION 15.  Governing Law; Jurisdiction; Waiver of Jury Trial, etc.......14



                                    EXHIBITS

  Exhibit A    Certain Defined Terms

  Exhibit B    Form of Compliance Certificate





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                              UNDERTAKING AGREEMENT


     UNDERTAKING AGREEMENT (this "Agreement"), dated as of January 26, 2001, as amended and restated as of May 7, 2001 made by CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation (the "Parent"), in favor of the Purchasers as defined in the Receivables Purchase Agreement and CITIBANK, N.A. ("Citibank"), as administrative agent (the "Agent") for the Purchasers and the other Owners.

                            PRELIMINARY STATEMENTS.

     1. The Parent has executed and delivered an Undertaking Agreement dated as of January 26, 2001 (such Undertaking Agreement being the "Existing Undertaking Agreement").

     2. The Parent, the Agent, the Purchasers and the other Owners have agreed that the Parent shall amend and restate the Existing Undertaking Agreement in connection with the amendment and restatement of the Receivables Purchase Agreement (as hereinafter defined) and the Contribution and Sale Agreement (as hereinafter defined) on the date hereof.

     3. The Parent owns, directly or indirectly, all of the issued and outstanding shares of common stock of Crown Cork & Seal Receivables (DE) Corporation, a Delaware corporation (the "Seller"), and all of the issued and outstanding shares of common stock of each of the Originators (as defined in the Receivables Purchase Agreement).

     4. The Seller and Crown (USA) as Servicer have entered into a Receivables Purchase Agreement dated as of January 26, 2001, as amended and restated as of the date hereof (such agreement, as it may from time to time be further amended, supplemented or otherwise modified, being the "Receivables Purchase Agreement") with the Purchasers and Citibank, N.A., as the Agent, pursuant to which the Seller may sell to each Purchaser undivided percentage ownership interests in its accounts receivable that were originally owed to each Originator and that have been acquired from time to time by the Seller from each Originator pursuant to a Receivables Contribution and Sale Agreement dated as of January 26, 2001, as amended and restated as of the date hereof (such agreement, as it may from time to time be further amended, supplemented or otherwise modified, being the "Contribution and Sale Agreement") among the Originators, as sellers, the Seller, as the Buyer, and Crown (USA), as the Buyer's Servicer.

     5. Terms defined in either the Receivables Purchase Agreement or the Contribution and Sales Agreement and not otherwise defined in this Agreement are used in this Agreement (including, without limitation, Exhibit A to this Agreement) as defined in the Receivables Purchase Agreement or the Contribution and Sale Agreement, as applicable. Capitalized terms defined in Exhibit A to this Agreement are used in this Agreement as defined in such Exhibit A.



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     6. It is a condition  precedent to the making of the initial Purchase under the Receivables Purchase Agreement that the Parent shall have executed and delivered this Agreement.

     NOW, THEREFORE, in consideration of the premises, and the substantial direct and indirect benefits to the Parent from the financing arrangements contemplated by the Receivables Purchase Agreement and the Contribution and Sale Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent hereby agrees that, effective as of the date hereof, the Existing Undertaking Agreement is amended and restated as follows:

     SECTION 1. Unconditional Undertaking. The Parent hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of each of the Purchasers and the other Owners and the Agent (collectively the "Indemnified Parties") to cause the due and punctual performance and observance by each of
(a) the Seller and its successors and assigns, (b) Servicer (so long as any Affiliate of the Parent is the Servicer) and (c) each of the Originators and each of their respective successors and assigns, in each case of clauses (a),
(b), and (c), of all of the terms, covenants, agreements, undertakings and other obligations on the part of the Seller, the Servicer (so long as any Affiliate of the Parent is the Servicer) or each of the Originators, as applicable, to be performed or observed under each of the Receivables Purchase Agreement, the Contribution and Sale Agreement and the other Transaction Documents and the other documents delivered in connection therewith in accordance with the terms thereof, including, without limitation, the obligations to pay when due all monetary obligations of each of the Seller, the Servicer (so long as any Affiliate of the Parent is the Servicer) and the Originators now or hereafter existing under the Receivables Purchase Agreement, the Contribution and Sale Agreement and the other Transaction Documents, whether for Collections received, deemed Collections, Yield, interest, indemnifications, fees, costs, expenses or otherwise (such terms, covenants, agreements, undertakings and other obligations being the "Obligations") and undertakes and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Indemnified Parties, or any of them, in enforcing any rights under this Agreement. In the event that the Seller, the Servicer (so long as any Affiliate of the Parent is the Servicer) or any of the Originators shall fail in any manner whatsoever to perform or observe any of its Obligations when the same shall be required to be performed or observed, then the Parent shall itself duly and punctually perform or observe, or cause to be duly and punctually performed and observed, such Obligation, and it shall not be a condition to the accrual of the obligation of the Parent hereunder to perform or observe any Obligation (or to cause the same to be performed or observed) that any Indemnified Party shall have first made any request of or demand upon or given any notice to the Seller, the Servicer (whether or not any Affiliate of the Parent is the Servicer) or any of the Originators or any of their successors or assigns, or have instituted any action or proceeding against the Seller, the Servicer (whether or not any Affiliate of the Parent is the Servicer) or any of the Originators or any of their successors or assigns in respect thereof.


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     SECTION 2. Obligations Absolute.  The Parent undertakes and agrees that the
Obligations will be paid and performed strictly in accordance with the terms of the Transaction Documents and each other document delivered in connection therewith, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Indemnified Party with respect thereto. The obligations of the Parent under this Agreement are independent of the Obligations, and a separate action or actions may be
brought  and   prosecuted   against  the  Parent  to  enforce  this   Agreement,
irrespective of whether any action is brought against the Seller, the Servicer (whether or not any Affiliate of the Parent is the Servicer) or any of the Originators or whether the Seller, the Servicer (whether or not any Affiliate of the Parent is the Servicer) or any of the Originators are joined in any such action or actions. The liability of the Parent under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and, to the extent permitted by law, the Parent hereby irrevocably waives any defenses (except for any defenses arising or accruing as a result of the gross negligence or willful misconduct of the Indemnified Parties) it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of the Obligations or any Pool Receivable, any Receivable Interest or any Related Security, or of any Transaction Document or any other document relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations under the Transaction Documents or any other document relating thereto, or any other amendment or waiver of or any consent to departure from any Transaction Document or any other document relating thereto;

          (c) any taking, exchange, release or nonperfection of or failure to transfer title to any asset or collateral, or any taking, release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

          (d) any manner of application of any asset or collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any asset or collateral for all or any of the Obligations or any other obligations of the Seller, the Servicer (whether or not any Affiliate of the Parent is the Servicer) or any of the Originators under the Transaction Documents or any other document relating thereto;

          (e) any change, restructuring or termination of the structure or existence of the Seller, the Servicer (whether or not any Affiliate of the Parent is the Servicer) or any of the Originators;

          (f) any failure of any Indemnified Party to disclose to the Parent any information relating to the financial condition, operations, properties or prospects of the Seller, or any of the Originators now or in the future known to such Indemnified Party (the Parent waiving any duty on the part of such Indemnified Party to disclose such information);



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          (g) any impossibility or  impracticality  of performance,  illegality, any act of any government, or any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Indemnified Party that might constitute a defense available to, or a discharge of, the Seller, the Servicer (whether or not any Affiliate of the Parent is the Servicer) or any of the Originators or a guarantor of the Obligations; or

          (h) any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section 2.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time (x) any payment in connection with any of the Obligations is rescinded or must otherwise be returned by any Indemnified Party, or (y) any performance or observance of any Obligation is rescinded or otherwise invalidated, upon the insolvency, bankruptcy or reorganization of the Seller, the Servicer (if any Affiliate of the Parent is the Servicer) or any of the Originators or otherwise, all as though payment had not been made or as though such Obligation had not been performed or observed.

     SECTION 3. Waivers and Acknowledgments.
     --------------------------------------

     (a) To the extent permitted by applicable law, the Parent hereby waives promptness, diligence, notice of acceptance and any other notice (except to the extent that such other notice is expressly required to be given to the Parent by any Indemnified Party pursuant to any other Transaction Document) with respect to any of the Obligations and this Agreement and any other document related thereto, and any requirement that any Indemnified Party protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against the Seller, the Servicer (whether or not any Affiliate of the Parent is the Servicer) or any of the Originators or any other Person or any asset or collateral.

     (b) The Parent hereby waives any right to revoke this Agreement, and acknowledges that this Agreement is continuing in nature and applies to all Obligations, whether existing now or in the future.

     SECTION 4. Subrogation.
     ----------------------
     The Parent shall not exercise or assert any rights that it may now have or hereafter acquire against the Seller, the Servicer (to the extent the Parent is not the Servicer), or any of the Originators that arise from the existence, payment, performance or enforcement of the Parent's obligations under this Agreement or any other Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification or any right to participate in any claim or remedy of any Indemnified Party against the Seller, such Servicer or any of the Originators or any asset or collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Seller, such Servicer or any of the Originators, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, unless and until all amounts in connection with the Obligations and all amounts payable under this Agreement shall have been paid in full and


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all other  amounts  payable to the  Indemnified  Parties  under the  Transaction
Documents shall have been paid in full. If any amount shall be paid to the Parent in violation of the preceding sentence at any time prior to the later of
(i) the payment in full of the Obligations and all other amounts payable under this Agreement and all amounts payable to the Indemnified Parties under the Transaction Documents and (ii) the Termination Date, such amount shall be held in trust for the benefit of the Indemnified Parties and shall forthwith be paid to the Agent to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of the Transaction Documents or to be held by the Agent as collateral security for any Obligations payable under this Agreement thereafter arising.

     SECTION 5. Representations and Warranties.
     -----------------------------------------

     The Parent hereby represents and warrants as follows:

               (a) The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization. Except where failure could not be reasonably expected to have a Material Adverse Effect, the Parent (a) is duly qualified to transact business and is in good standing in each
          jurisdiction   where  the  nature  and  extent  of  its  business  and
          properties require the same, and (b) possesses all requisite authority, power, licenses, approvals, permits, authorizations, and franchises to use its assets and conduct its business as is now being, or is contemplated herein to be, conducted.

               (b) All of the issued and outstanding shares of common stock of the Seller and each of the Originators, are owned, directly or indirectly, by the Parent, or by a corporation owned directly or indirectly by the stockholders of the Parent in substantially the same proportions as their ownership of stock of the Parent, in each case free and clear of any Adverse Claim other than a pledge of the stock of the Originators as security for the Existing Credit Facilities.

               (c) The execution, delivery and performance by the Parent of each of this Agreement and the other Transaction Documents to which the Parent is a party, and the transactions contemplated hereby and thereby, are within the Parent's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Parent's charter or bylaws, (ii) violate any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award binding on or affecting the Parent or any of its properties, or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Parent under, or result in or require the creation of any lien upon or security interest in any property of the Parent pursuant to the terms of, any credit or loan agreement, indenture, or other agreement or instrument binding on or affecting the Parent or any of its properties. Each of this Agreement and the other Transaction Documents to which the Parent is a party have been duly executed and delivered by the Parent.

               (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery and performance by the Parent of this Agreement or any of the other Transaction Documents to which the Parent is a party or to ensure the legality, validity or enforceability hereof or thereof.



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               (e) Each of this Agreement and the other Transaction Documents to which the Parent is a party are the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles.

               (f) The consolidated balance sheet of the Parent and its consolidated subsidiaries as at December 31, 2000, and the related consolidated statements of income and cash flows of the Parent and its consolidated subsidiaries for the fiscal year then ended, in each case certified by PricewaterhouseCoopers LLP, independent public accountants, copies of which have been furnished to the Agent, fairly present in all material respects the consolidated financial condition of the Parent and its consolidated subsidiaries as at such date and the consolidated results of the operations of the Parent and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP and, since December 31, 2000, there has been no material adverse change in such condition or operations of the Parent, or the ability of the Parent to perform its obligations hereunder or under any other Transaction Document to which it is a party, in each case other than to the extent expressly set forth on Schedule V to the Receivables Purchase Agreement, Schedule V to the Contribution and Sale Agreement, or in any public filing prior to the date hereof with the Securities and Exchange Commission.

               (g) Except as disclosed in the Parent's public filings prior to the date hereof with the Securities and Exchange Commission or as disclosed in writing to the Agent on or prior to the date hereof, there is no pending or, to the knowledge of the Parent, threatened action, suit or proceeding affecting the Parent or any of its subsidiaries, or its property or the property of any of its subsidiaries, before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect, or that purports to affect the legality, validity or enforceability of this Agreement or any of the other Transaction Documents to which the Parent is a party.

               (h) Each Seller Report, Weekly Report, Daily Report and Receivables Activity Report (in each case if prepared by the Parent or any Affiliate thereof, or to the extent that information contained therein is supplied by the Parent or any Affiliate thereof), and each notice or other written item of information, exhibit, financial statement, document, book, record or report, furnished or to be furnished at any time by the Parent or any Affiliate thereof to any Indemnified Party in each case in connection with any Transaction Document is or will be accurate in all material respects as of its date or as of the date so furnished, and no such report or document contains or will contain any untrue statement of a material fact or omits to state, or will omit to state, as of its date of delivery or the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.



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               (i) There are no  conditions  precedent to the  effectiveness  of this Agreement or any of the other Transaction Documents to which the Parent is a party that have not been satisfied or waived.

               (j) The obligations of the Parent under this Agreement and each of the other Transaction Documents to which the Parent is a party do rank and will rank at least pari passu in priority of payment and in all other respects with all other unsecured Debt of the Parent.

               (k) The Parent is neither a "holding company" nor a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Neither the Parent nor any of its Affiliates is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

               (l) (i) Except with respect to the Continental Can International Corp. Salaried Pension Plan for 1993, no Plan has incurred an accumulated funding deficiency, as defined in Section 302 of ERISA and Section 412 of the Code, (ii) neither the Parent nor any ERISA Affiliate has incurred material liability which is currently due and remains unpaid under Title IV of ERISA to the PBGC or to a Plan in connection with any such Plan (excluding, however, premiums that may be owed to the PBGC), (iii) neither the Parent nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan, except to the extent that any such withdrawal could not reasonably be expected to have a Material Adverse Effect, (iv) the Parent has not engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which would be a Material Adverse Event, and (v) no Reportable Event (as defined in Section 4043 of ERISA) has occurred which is likely to result in the termination of a Plan. The actuarial present value of all accumulated benefit liabilities within the meaning of Statement of Financial Accounting Standards No. 35 under each Plan (based on those actuarial assumptions used to fund such Plan) did not, as of December 31, 1999, exceed the value of the assets of such Plan, and the total actuarial present values of all accumulated benefit liabilities within the meaning of Statement of Financial Accounting Standards No. 35 of all Plans (based on the actuarial assumptions used to fund each such Plan) did not, as of December 31, 1999, exceed the value of the assets of all such Plans.

     SECTION 6. Covenants.
     --------------------
     The Parent covenants and agrees that, until the date that occurs 365 days after the latest of (i) the Commitment Termination Date, and (ii) the date on which no Capital of any Receivable Interest shall be outstanding and no Yield, fees or other amounts remain unpaid under the Receivables Purchase Agreement, the Parent will, unless the Required Purchasers shall otherwise consent in writing:



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          (a) Compliance with Laws, Etc.
              -------------------------
          Comply in all material respects with the provisions of all laws, rules, regulations and orders applicable to it.

          (b)  Preservation  of  Corporate  Existence, Etc.
               -------------------------------------------
          At all times (i) maintain its existence and good standing in the jurisdiction of its organization (provided, however, that the Parent may consummate any merger or consolidation permitted under Section 6(e)) and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could reasonably be expected to have a Material Adverse Effect; (ii) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could reasonably be expected to have a Material Adverse Effect; and (iii) keep all of its assets which are used in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. (c) Inspections. From time to time upon two days' prior notice and during regular business hours as requested by the Agent or any Purchaser, or at any time and from time to time upon the occurrence and during the continuance of any Event of Termination or Potential Event of Termination, allow the Agent or any Purchaser (or their respective agents or representatives) to inspect any of the properties of the Parent or any of its consolidated subsidiaries, to review reports, files, and other records of the Parent or any of its consolidated subsidiaries and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of the affairs, conditions, and finances of the Parent or any of its consolidated subsidiaries with the other creditors, directors, officers, employees, other representatives, and independent accountants of the Parent and its consolidated subsidiaries, all at the expense of the Parent.

     d) Reporting Requirements.
        ----------------------
     Furnish to the Agent:
               (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year, unaudited consolidated and consolidating balance sheets of the Parent and its consolidated subsidiaries as of the end of such quarter and unaudited consolidated and consolidating statements of income and an unaudited consolidated statement of cash flows of the Parent and its consolidated subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and unaudited consolidated and consolidating statements of income and an unaudited consolidated statement of cash flows of the Parent and its consolidated subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer, Vice President of Finance or Treasurer of the Parent as having been prepared in accordance with GAAP, provided, however, that no such balance sheets, statements of income or statements of cash flows, as applicable, shall be required if and to the extent such balance sheets, statements of income and statements of cash flows are available on the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval database;

               (ii) as soon as available and in any event within 120 days after the end of each fiscal year, a copy of the annual audit report for such year for the Parent and its consolidated subsidiaries, including therein consolidated and consolidating balance sheets of the Parent and its consolidated subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income and a consolidated statement of cash flows of the Parent and its consolidated subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Agent of PricewaterhouseCoopers LLP or other independent public accountants of recognized standing reasonably acceptable to the Agent, provided, however, that no such copy of such annual audit report or opinion, as applicable, shall be required if and to the extent that such annual audit report and opinion are available on the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval database;

               (iii) promptly after the commencement thereof, notice of all actions and proceedings before any court or governmental agency or arbitrator or other authority affecting the Parent of the type described in Section 5(g);

               (iv) as soon as possible and in any event within two days after an officer of the Parent becomes aware of the occurrence of each Event of Termination or Potential Event of Termination, a statement of the chief financial officer of the Parent setting forth details of such Event of Termination or event and the action that the Parent has taken and proposes to take with respect thereto;

               (v) as soon as available and in any event within 30 days after the end of each fiscal year, a copy of the financial projections and business plans of the Parent and its subsidiaries, in form and substance satisfactory to the Agent;

               (vi) promptly after the sending thereof, copies of all reports that the Parent sends to each of its securityholders, and copies of all reports and registration statements that the Parent files with the Securities and Exchange Commission (provided, however, that no such copies shall be required with respect to any such reports and registration statements which are available on the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval database);

               (vii) promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent, copies of the same;

               (viii) as soon as possible and in any event within five days of the Parent's knowledge thereof, notice of (A) any litigation, investigation or proceeding against the Parent or any of its Affiliates which may exist at any time and which, in the reasonable judgment of the Parent, could be reasonably expected to have a material adverse effect on the financial condition or results of operations of the Parent, impair the ability of the Parent to perform its obligations under this Agreement, or materially adversely affect the collectibility of the Pool Receivables, and (B) any material adverse development in any such previously disclosed litigation, investigation or proceeding;

               (ix) promptly after the Parent knows or has reason to know of any of the following events, notice of such event: (A) the occurrence of a Reportable Event that, alone or together with any other Reportable Event (as defined in Section 4043 of ERISA), could reasonably be expected to result in liability of the Parent to the PBGC in an aggregate amount exceeding $100,000,000; (B) any expressed statement in writing on the part of the PBGC of its intention to terminate any Plan or Plans; (C) the Parent's or an ERISA Affiliate's becoming obligated to file with the PBGC a notice of failure to make a required installment or other payment with respect to any Plan; or (D) the receipt by the Parent or an ERISA Affiliate from the sponsor of a Multiemployer Plan of either a notice concerning the imposition of withdrawal liability in an aggregate amount exceeding $100,000,000 or of the impending termination or reorganization of such Multiemployer Plan;

               (x) as soon as available and in any event within 60 days after the end of each quarter of each fiscal year, a certificate substantially in the form of Exhibit B hereto, executed by the chief financial officer, principal accounting officer, Treasurer or Controller of the Parent, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the covenants set forth in subsections (h), (i) and (j) of this Section 6 and representing as to the absence of any Event of Termination;

               (xi) such other information, documents, records or reports respecting the condition or operations, financial or otherwise, of the Parent or any of its subsidiaries as the Agent may from time to time reasonably request.

          (e) Stock Ownership. Continue to own, directly or indirectly, or cause a corporation owned directly or indirectly by the stockholders of the Parent in substantially the same proportions as their ownership of stock of the Parent, to own directly or indirectly all of the issued and outstanding shares of capital stock of the Seller and each of the Originators free and clear of any Adverse Claim.

          (f) Merger, Etc. Not merge into or consolidate with any Person or permit any Person to merge into it, unless, in each case, (i) immediately after giving effect thereto, no event shall occur and be continuing that constitutes an Event of Termination or a Potential Event of Termination and
     (ii) the corporation formed by such consolidation or into which the Parent shall be merged shall, at the effective time of such merger or consolidation, assume the Parent's obligations under this Agreement and the other Transaction Documents to which it is a party in a writing reasonably satisfactory in form and substance to the Agent; and not sell, assign or otherwise dispose of all, or substantially all, of its assets in any transaction or series of transactions, unless, in each case, (i) immediately after giving effect thereto, no event shall occur and be continuing that constitutes an Event of Termination or a Potential Event of Termination, (ii) such sale, assignment or other disposition is to (A) one or more Affiliates of the Parent, or (B) a Person the acquisition of 100% of the Parent by whom would not constitute a Change of Control, and (iii) such Affiliates or such Person or the holder, directly or indirectly, of 100% of the equity interests of such Affiliates or such Person shall, at the effective time of such sale, assignment or disposition, assume the Parent's obligations under this Agreement and the other Transaction Documents to which it is a party in a writing reasonably satisfactory in form and substance to the Agent.

          (g) Taxes. File all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

          (h) Interest Expense Coverage Ratio. Not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Net Interest Expense, in each case for any period of four consecutive Fiscal Quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

--------------------------------------------------------------------------------
        Period                                              Ratio
--------------------------------------------------------------------------------
June 30, 2001 through March 30, 2002                     1.65 to 1.00
--------------------------------------------------------------------------------
March 31, 2002 through March 30, 2003                    1.70 to 1.00
--------------------------------------------------------------------------------
March 31, 2003 and thereafter                            1.75 to 1.00
--------------------------------------------------------------------------------


          (i) Leverage Ratio.
              ---------------
          Not permit the Leverage Ratio as of any date during any period set forth below to exceed the ratio set forth opposite such period:

--------------------------------------------------------------------------------
         Period                                             Ratio
--------------------------------------------------------------------------------
June 30, 2001 through March 30, 2002                     6.75 to 1.00
--------------------------------------------------------------------------------
March 31, 2002 through March 30, 2003                    6.25 to 1.00
--------------------------------------------------------------------------------
March 31, 2003 and thereafter                            6.00 to 1.00
--------------------------------------------------------------------------- ----


          (j) Asbestos Payments. Not, and not permit any Subsidiary of the Parent to, make any Asbestos Payments that would result in the aggregate amount of Asbestos Payments made in any period of four consecutive Fiscal Quarters ending prior to the Commitment Termination Date exceeding $200,000,000 (calculated on a pre-tax basis).

     SECTION 7. Payments Free and Clear of Taxes, etc.
     ------------------------------------------------
     (a) Any and all payments by the Parent hereunder shall be made free and clear of and without deduction for any and all present or future Taxes. If the Parent or the Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Indemnified Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7) such Indemnified Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Parent or the Agent shall make such deductions and (iii) the Parent or the Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Parent shall pay any present or future Other Taxes that arise from any payment made hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement.

     (c) The Parent shall indemnify each Indemnified Party for and hold it harmless against the full amount of Taxes and Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 7) imposed on or paid by such Indemnified Party and any liability (including penalties, additions to tax, interest and expenses other than those incurred as a result of actions by such Indemnified Party constituting the gross negligence or willful misconduct of such Indemnified Party except to the extent that such actions shall have been approved by or directed to be taken by the Parent or any of its Affiliates) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Indemnified Party makes written demand therefor (with a copy to the Agent).

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Parent shall furnish to the Agent, at its address referred to in Section 9, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement of the Parent hereunder, the agreements and obligations of the Parent contained in this
Section 7 shall survive any termination of the Receivables Agreements.

     SECTION 8. Amendments, etc.
     --------------------------
     No amendment or waiver of any provision of this Agreement or consent to any departure by the Parent herefrom shall be effective unless in a writing signed by the Required Purchasers (and, in the case of any amendment, also signed by the Parent), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 9. Addresses for Notices.
     --------------------------------
     All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, (i) to the Parent, at its address set forth under its name on the signature page hereof, (ii) to each Indemnified Party, at its address specified in the Receivables Purchase Agreement to which it is a party, or (iii) to any party hereto at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively.

     SECTION 10. No Waiver; Remedies.
     -------------------------------
     No failure on the part of any Indemnified Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 11. Continuing Agreement;  Assignments under  Receivables  Purchase
     ---------------------------------------------------------------------------
                 Agreement.
                 ---------
     This Agreement is a continuing agreement and shall, subject to the reinstatement provisions contained in Section 2, (a) remain in full force and effect until the later of (i) the payment and performance in full of the Obligations and the payment of all other amounts payable under this Agreement and (ii) the Termination Date, (b) be binding upon the Parent, its successors and permitted assigns, and (c) inure to the benefit of, and be enforceable by, the Indemnified Parties and each of their respective successors and permitted transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, (A) any Purchaser or other Owner may assign all or any of its Receivable Interests under the Receivables Purchase Agreement in accordance with the terms thereof to any Eligible Assignee, and (B) the Agent may be replaced pursuant to the provisions of the Receivables Purchase
Agreement, and such Eligible Assignee, or such replacement Agent, shall thereupon become vested with all the benefits in respect thereof granted to such Owner, or the Agent, as the case may be, herein or otherwise. The Parent shall not have the right to assign this Agreement or any or all of its rights or obligations hereunder or any interest herein to any Person except either (i) in connection with a merger or consolidation permitted under Section 6(e) or (ii) with the prior written consent of each Purchaser.

     SECTION 12. Entire Agreement.
     ----------------------------
     This Agreement and the other Transaction Documents to which the parties hereto are a party contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, relating to the subject matter hereof.

     SECTION 13. Severability of Provisions.
     --------------------------------------
     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 14. Confidentiality.
     ---------------------------
     Except as otherwise required by applicable law, by their acceptance of this Agreement the Agent and each Purchaser or other Owner agrees to maintain the confidentiality of this Agreement (and all drafts thereof) and all non-public information delivered in connection herewith in communications with third parties and otherwise; provided that this Agreement and such information may be disclosed (a) to third parties to the extent such disclosure is made pursuant to a written confidentiality agreement in form and substance substantially identical to this Section 14, (b) to the Agent's and each Purchaser's and Owner's legal counsel, accountants and auditors if they agree to hold it confidential, (c) to any nationally recognized rating agency, and (d) pursuant to court order or subpoena; provided, however, that the disclosure of this Agreement or other information required to be made by or pursuant to court order or subpoena will not be made until Parent has been notified at least five Business Days in advance of any such disclosure, unless such notification is prohibited by applicable law or such court order or subpoena.

     SECTION 15. Governing Law; Jurisdiction; Waiver of Jury Trial, etc.
     ------------------------------------------------------------------
     (a) This Agreement shall be governed by,and construed in accordance with, the laws of the State of New York.

     (b) The Parent hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Parent hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Parent agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Transaction Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document in the courts of any jurisdiction.

     (c) The Parent irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is or is to be a party in any New York State court or United States federal court sitting in New York City. The Parent hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

     (d) THE PARENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS, THE PURCHASES OR THE ACTIONS OF ANY INDEMNIFIED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     IN WITNESS WHEREOF, the Parent has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                               CROWN CORK & SEAL COMPANY, INC.


                           By: /s/ Alan W. Rutherford
                               ------------------------------
                               Name:   Alan W. Rutherford
                               Title:  Executive Vice President
                                         and Chief Financial Officer

                                               One Crown Way
                                               Philadelphia, PA  19154
                               Attention:      Michael B. Burns,
                                               Vice President and Treasurer
                               Telephone No.:  ( 215) 698-5036
                               Telecopier No.: (215) 676-6011

                                                        EXHIBIT A
                                                               to
                                            Undertaking Agreement


                              Certain Defined Terms
                              ---------------------

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Asbestos  Payment" means any cash payment actually made by or on behalf of
      -----------------
the Parent or any Subsidiary in respect of any liability related to asbestos or any claim, action or proceeding related to asbestos (including any settlement of any thereof and excluding any payments relating to the defense or administration of asbestos-related claims, including, without limitation, the fees of counsel, consultants and experts).

     "Capital Lease  Obligations"  means all monetary  obligations of the Parent
      --------------------------
and its Subsidiaries under any leasing or similar arrangement conveying the right to use real or personal property, or a combination thereof, which, in accordance with GAAP, would be classified and accounted for as capital leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date on which such lease may be terminated by the lessee without payment of a penalty.

     "Consolidated  EBITDA" means,  for any period,  Consolidated Net Income for
      --------------------
such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Net Interest Expense for such period, (ii) consolidated income, franchise, personal property and other tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) charges for financial statement asbestos reserve increases, (v) any Non-Cash Charges for such period and (vi) for any period that includes the fiscal quarter ended December 31, 2000, the non-cash bad debts-related charges for such quarter in the approximate amount of $35,000,000 (pre-tax), and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period and any gains realized in connection with the sale of any material assets outside the ordinary course of business during such period, all determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period,  the net income or loss of
      -----------------------
the Parent and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income or loss of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent or any Subsidiary or the date that such person's assets are acquired by the Parent or any Subsidiary.

     "Consolidated Net Interest  Expense" means, for any period,  (a) the sum of
      ----------------------------------
(i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Parent and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Indebtedness of the Parent or any of its Subsidiaries that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, minus
(b) the amount of interest income received by the Parent and its Subsidiaries for such period.

     "Fiscal Quarter" shall mean any quarter of a Fiscal Year.
      --------------

     "Fiscal Year" shall mean any period of twelve  consecutive  calendar months
      -----------
ending on December 31.

     "Indebtedness"  of  any  person  means,   without   duplication,   (a)  all
      ------------
obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (excluding obligations to pay salary or benefits under deferred compensation or other benefit programs), (d) all obligations of such person under conditional sale or other title retention agreements relating to property acquired by such person, (e) all obligations of such Person in respect of the deferred purchase price of property or services
(excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness (excluding prepaid interest thereon) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances; provided, however, that the term "Indebtedness" shall not include indebtedness incurred by a special purpose, wholly owned Subsidiary of such Person that purchases accounts receivable from such Person and its other Subsidiaries to the extent that such indebtedness is nonrecourse to such Person and each other such Subsidiary and is not required under GAAP to be reflected on the consolidated balance sheet of the Parent. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is directly liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Leverage Ratio" means, on any date, the ratio of (a) Total Indebtedness as
      --------------
of such date to (b) Consolidated EBITDA for the period of four consecutive Fiscal Quarters of the Parent ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended prior to such date); provided that for purposes of this definition, if the Parent or any of its Subsidiaries has sold, transferred, leased or otherwise disposed of assets pursuant to Section 6.05(f) of the Existing Credit Facilities, during the relevant period for determining Consolidated EBITDA, (x) Consolidated EBITDA for the relevant period shall be calculated after giving pro forma effect thereto, as if any such sale, transfer, lease or other disposition of assets (and any related incurrence, repayment or assumption of Indebtedness, with any new Indebtedness being deemed to be amortized over the relevant period in accordance with its terms) had occurred on the first day or the relevant period for determining Consolidated EBITDA, and
(y) Total Indebtedness shall be calculated after giving effect to the application of any Net Cash Proceeds (as defined in the Existing Credit
Facilities) from such sale, transfer, lease or other disposition of assets pursuant to Section 2.05 of the Existing Credit Facilities. Any such pro forma calculations may include operating and other expense reductions and other synergistic benefits for such period resulting from any transaction that is being given pro forma effect to the extent that such operating and other expense reductions and other synergistic benefits would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933, as amended.

     "Non-Cash  Charges"  means charges that (a) do not represent  cash payments
      -----------------
made or to be made by the Parent or any Subsidiary prior to the Commitment Termination Date (whether in the period incurred or any future period), including, but not limited to minority interest net of equity earnings, losses realized upon the sale of any assets outside the ordinary course of business and extraordinary losses, and (b) do not involve the write-down or write-off of any accounts receivable or inventory unless related to an extraordinary item.

     "Subsidiary" means with respect to any Person, (i) any corporation of which
      ----------
more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, (ii) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership (irrespective of whether at the time any partnership interests other than general partnership interests of such partnership shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such person; provided that with respect to partnerships in which the Parent directly or indirectly owns a partnership interest, such partnership shall not be deemed to be a Subsidiary of the Parent unless such partnership's primary assets consist of the capital stock of corporate Subsidiaries of the Parent or (iii) any other legal entity the accounts of which would be consolidated with those of such Person on a consolidated balance sheet of such person prepared in accordance with GAAP. Unless otherwise indicated, when used in this Agreement, the term "Subsidiary" shall refer to a Subsidiary of the Parent.

     "Total  Indebtedness"  means,  as of any date, the sum of (a) the aggregate
      -------------------
principal amount of Indebtedness of the Parent and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus
(b) the aggregate principal amount of Indebtedness of the Parent and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided, that (x) for purposes of clause (b) above, the term "Indebtedness" shall not include contingent obligations of the Parent or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness and (y) shall only include any Indebtedness recorded in accordance with SFAS 133 which does not represent an actual obligation and for which an offsetting derivative contract has been recorded in the financial statements to the extent such Indebtedness exceeds $50,000,000.

                                                        EXHIBIT B
                                                               to
                                            Undertaking Agreement


                         FORM OF COMPLIANCE CERTIFICATE


To:      Citibank, N.A.,
            as Agent
         388 Greenwich Street, 19th Floor
         New York, New York  10013
         Attention:
                     ----------------------


                         Crown Cork & Seal Company, Inc.
                         ------------------------------

Ladies and Gentlemen:

     This Compliance Certificate is being delivered pursuant to Section 6 (d)(x) of the Undertaking Agreement dated as of January 26, 2001 as amended and restated as of May 7, 2001 (the "Parent Undertaking") made by Crown Cork & Seal Company, Inc. (the "Parent") in favor of the Purchasers as defined in the Receivables Purchase Agreement (as defined in the Parent Undertaking) and Citibank, N.A., as administrative agent (the "Agent") for the Purchasers and the other Owners. Unless otherwise defined herein, terms defined in the Parent Undertaking Agreement or the Receivables Purchase Agreement (as defined in the Parent Undertaking) are used herein as therein defined.

     The Parent  hereby  certifies,  represents  and warrants  that as of , (the
                    1
"Computation Date"):
 ----------------

     (a) The Leverage Ratio was __:__, as computed on Attachments 1 and 3 hereto and such amount [complies] [does not comply] with the provisions of Section 6(i) of the Parent Undertaking; and

     (b) The Interest Expense Coverage Ratio was __:__, as computed on Attachments 2 and 3 hereto and such amount [complies] [does not comply] with the provisions of Section 6(h) of the Parent Undertaking; and

     (c) No Potential Event of Termination or Event of Termination has occurred and is continuing [other than as follows:]





------------------------
1
   Computation Date should be date of most recent financial statements delivered under Section 6(d)(i) or (ii) of the Parent Undertaking.

     IN WITNESS WHEREOF, the Parent has caused this Compliance Certificate to be executed and delivered by its duly authorized officer on the _____ day of __________,

                                   CROWN CORK & SEAL COMPANY, INC.

                              By:
                                   ------------------------------
                                   Name:
                                   Title:

                                                       ATTACHMENT 1



1.       Leverage Ratio:

         A. "Total Indebtedness" means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of the Parent and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of the Parent and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided, that (x) for purposes of clause (b) above, the term "Indebtedness" shall not include contingent obligations of the Parent or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness and (y) shall only include any Indebtedness recorded in accordance with SFAS 133 which does not represent an actual obligation and for which an offsetting derivative contract has been recorded in the financial statements to the extent such Indebtedness exceeds $50,000,000.

         B. "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Net Interest Expense for such period, (ii) consolidated income, franchise, personal property and other tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) charges for financial statement asbestos reserve increases, (v) any Non-Cash Charges for such period and (vi) for any period that includes the fiscal quarter ended December 31, 2000, the non-cash bad debts-related charges for such quarter in the approximate amount of $35,000,000 (pre-tax), and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period and any gains realized in connection with the sale of any material assets outside the ordinary course of business during such period, all determined on a consolidated basis in accordance with GAAP.

         C.       LEVERAGE RATIO:  The ratio of Item 1.A to Item 1.B.
                  --------------

                                                             ATTACHMENT 2

2.       Interest Expense Coverage Ratio*:

         A. "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Net Interest Expense for such period, (ii) consolidated income, franchise, personal property and other tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) charges for financial statement asbestos reserve increases, (v) any Non-Cash Charges for such period and (vi) for any period that includes the fiscal quarter ended December 31, 2000, the non-cash bad debts-related charges for such quarter in the approximate amount of $35,000,000 (pre-tax), and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period and any gains realized in connection with the sale of any material assets outside the ordinary course of business during such period, all determined on a consolidated basis in accordance with GAAP.

         B. "Consolidated Net Interest Expense" means, for any period, (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Parent and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Indebtedness of the Parent or any of its Subsidiaries that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, minus (b) the amount of interest income received by the Parent and its Subsidiaries for such period.

         C.       INTEREST COVERAGE RATIO:  The ratio of Item 2.A to Item 2.B.
                  -----------------------                --------    --------

                                                              ATTACHMENT 3

                              Detailed Calculations

LEVERAGE RATIO:

         A.       "Total Indebtedness" =
                   ------------------







         B.       "Consolidated EBITDA" =
                   -------------------







INTEREST EXPENSE COVERAGE RATIO:

         A.       "Consolidated EBITDA" =
                   -------------------







         B.       "Consolidated Net Interest Expense" =
                   ---------------------------------

                                                        EXHIBIT J

                               NOTICE OF PURCHASE


                         Dated as of __________, 20[ ]

Citibank, N.A.,
   as Agent
388 Greenwich Street, 19th Floor
New York, New York 10013
Attention:  ____________________


Ladies and Gentlemen:

                  The undersigned, Crown Cork & Seal Receivables (DE) Corporation, refers to the Receivables Purchase Agreement dated as of January 26, 2001, as amended and restated as of May 7, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"), among the undersigned as the Seller, CROWN CORK & SEAL COMPANY (USA), INC., as the Servicer, the banks and other financial institutions party thereto as Purchasers thereunder and CITIBANK, N.A., as administrative agent (the "Agent") for the Purchasers and the other Owners. Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement are used herein as therein defined.

                  The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Receivables Purchase Agreement that the undersigned hereby requests a Purchase of Receivable Interests under the Receivables Purchase Agreement, and in that connection sets forth below the information relating to such Purchase of Receivable Interests (the "Proposed Purchase") as required by Section 2.02(a) of the Receivables Purchase Agreement:

 (i)      The requested aggregate amount of such Proposed Purchase is $________.

(ii)     The requested Business Day of such Proposed Purchase is
 _________ __, 20[  ].

   (iii) The Proposed Purchase shall initially bear Yield based on the [Eurodollar Rate] [Base Rate].

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Purchase:

                  (A) the representations and warranties contained in Section
4.01 of the Receivables Purchase Agreement, in Section 3.01 of the Contribution and Sale Agreement and in Section 5 of the Parent Undertaking are correct in all material respects on and as of the date hereof, before and after giving effect to the Proposed Purchase and to the application of the proceeds therefrom, as though made on and as of the date hereof, other than any such representations and warranties that, by their terms, refer to a specific date other than the date hereof, in which case as of such dates; and

                  (B) no event has occurred and is continuing, or would result from the Proposed Purchase or from the application of the proceeds therefrom, which constitutes an Event of Termination or a Potential Event of Termination.

                  Delivery of an executed counterpart of this Notice of Purchase by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Purchase.


                                 Very truly yours,

                                 Crown Cork & Seal Receivables (DE) Corporation


                            By:  -----------------------------------
                                 Title: